EXHIBIT 10.9.5

INTERCREDITOR AGREEMENT

Dated as of November 30, 2010

BANK OF AMERICA, N.A.,

as ABL Agent

and

GA CAPITAL, LLC,

as Term Agent

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

		Page
9.11	Binding on Successors and Assigns.	41
9.12	Headings.	41
9.13	Entire Agreement. .	41
9.14	Counterparts.	42
9.15	No Third Party Beneficiaries.	42
9.16	Provisions Solely to Define Relative Rights.	42
9.17	Costs and Attorneys Fees.	42

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INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of  November 30, 2010, and entered into by and between BANK OF AMERICA, N.A., in its capacity as administrative agent and collateral agent under the ABL Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (“ABL Agent”), and GA CAPITAL, LLC in its capacity as administrative agent and collateral agent under the Term Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (“Term Agent”).

RECITALS

CONN’S, INC., a Delaware corporation, as parent and guarantor (“Parent”), CONN APPLIANCES, INC., a Texas corporation (“CAI”), CONN CREDIT I, LP, a Texas limited partnership (“CCI”) and CONN CREDIT CORPORATION, INC., a Texas corporation (“CCCI”, and together with CAI and CCI, individually, an “ABL Borrower” and collectively, “ABL Borrowers”), the lenders party thereto, and ABL Agent, have entered into that certain Amended and Restated Loan and Security Agreement dated as of the date hereof providing for a revolving credit facility (the “ABL Loan Agreement”);

CAI, CCI, and CCCI, (individually, a “Term Loan Borrower” and collectively, “Term Loan Borrowers) the lenders party thereto, and Term Agent, have entered into that certain Term Loan and Security Agreement dated as of the date hereof providing for a term loan facility (the “Term Loan Agreement”);

Pursuant to (i) that certain Amended and Restated Continuing Guaranty dated as of the date hereof, Parent and certain of the Parent’s Subsidiaries other than ABL Borrowers (Parent and such Subsidiaries, each, “ABL Guarantor” and collectively, jointly and severally, “ABL Guarantors”) have guaranteed the Obligations (as defined in the ABL Loan Agreement) (the “ABL Guaranty”);

Pursuant to (i) that certain Continuing Guaranty dated as of the date hereof, Parent and certain of the Parent’s Subsidiaries other than Term Loan Borrowers (Parent and such Subsidiaries, each, “Term Loan Guarantor” and collectively, jointly and severally, “Term Loan Guarantors”) have guaranteed the Obligations (as defined in the Term Loan Agreement) (the “Term Loan Guaranty”);

The obligations of (i) ABL Borrowers under the ABL Loan Agreement, and (ii) ABL Guarantors under the ABL Guaranty are to be secured by liens on substantially all the assets of ABL Borrowers and ABL Guarantors;

The obligations of (i) Term Loan Borrowers under the Term Loan Agreement, and (ii) Term Loan Guarantors under the Term Loan Guaranty are to be secured by liens on substantially all the assets of Term Loan Borrowers and Term Loan Guarantors;

Each of the ABL Agent (on behalf of the ABL Claimholders) and the Term Agent (on behalf of the Term Loan Claimholders) and by their acknowledgment hereof, the ABL

Borrowers and ABL Guarantors, and the Term Loan Borrowers and Term Loan Guarantors desire to agree to the relative priority of the liens on the Collateral and certain other rights, priorities, and interest as provided herein; and

ABL Agent and Term Agent have agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions; Rules of Construction.

1.1           Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

ABL Agent: has the meaning set forth in the recitals to this Agreement.

ABL Borrowing Base:  shall mean, as of any date of determination thereof, the “Borrowing Base” as defined in the ABL Loan Agreement as in effect as of the date hereof.

ABL Cap: shall mean, on any date of determination thereof, an amount equal to the lesser of (a) the result of (i) the ABL Borrowing Base, plus (ii) (A) if no Inadvertent Overadvance Period exists with respect to the Borrowers, Protective Overadvances in an amount up to $10,000,000 or (B) if an Inadvertent Overadvance Period exists with respect to the Borrowers, the sum of (1) Protective Overadvances in an amount up to $10,000,000, plus (2) the Inadvertent Overadvance Amounts, minus (iii) the Minimum Excess Availability Amount; and (b) the result of (i) $375,000,000 plus (ii) prior to an Insolvency Proceeding any Revolver Increase Amount (as defined in the ABL Loan Agreement as in effect on the date hereof), but in no event an aggregate amount greater than $500,000,000 (inclusive of the amount set forth in clause (b)(i) above); minus (iii) the Minimum Excess Availability Amount, minus (iv) the amount of all permanent reductions of the commitments under the ABL Loan Agreement (other than in connection with a Refinancing thereof).

Notwithstanding anything in this definition to the contrary, the ABL Agent and the ABL Lenders hereby agree that upon the occurrence of (i) a store closing, going-out-of-business or similar sale by any Grantor, in each case, of all or substantially all of their retail operations or inventory, (ii) a foreclosure by the ABL Agent of its Liens on a material portion of the Collateral of any Grantor, or (iii) a Disposition of a material portion of the Collateral granted by any Grantor, the commitments under the ABL Loan Agreement shall be permanently reduced by an amount equal to the proceeds received and applied to the repayment of loans under the ABL Loan Agreement from such sale or Disposition.

ABL Claimholders: at any relevant time, the holders of ABL Obligations at that time, including ABL Lenders and ABL Agent.

ABL Collateral: all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a consensual Lien is granted as security for any ABL Obligation.

ABL Collateral Documents: the ABL Loan Agreement, the ABL Mortgages, and any other agreement, document, or instrument pursuant to which a Lien is granted by such Grantor for the benefit of the ABL Claimholders securing any ABL Obligation or under which rights or remedies with respect to such Liens are governed.

ABL Default: any “Event of Default”, as such term is defined in any ABL Loan Agreement.

ABL Guaranty: has the meaning set forth in the recitals to this Agreement, but shall also include each other guaranty made by any other guarantor in favor of ABL Agent.

ABL Lenders: the “Lenders” as defined in the ABL Loan Agreement.

ABL Loan Agreement: has the meaning set forth in the recitals to this Agreement, and includes any restatement, Refinancing or replacement thereof made in compliance with the terms hereof.

ABL Loan Documents: the ABL Collateral Documents, the ABL Loan Agreement, the ABL Guaranty, this Agreement, and each of the other Loan Documents (as defined in the ABL Loan Agreement).

ABL Mortgages: each mortgage, deed of trust, and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted by such Grantor for the benefit of the ABL Claimholders to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are governed.

ABL Obligations: all Obligations (as defined in the ABL Loan Agreement), including without limitation all obligations and all amounts owing, due, or secured under the terms of the ABL Loan Agreement or any other ABL Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations to post cash collateral in respect of Letters of Credit or Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any ABL Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the ABL Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

ABL Post-Default Disposition: has the meaning set forth in Section 5.1(b)

ABL Priority Collateral shall mean all Collateral other than the Term Loan Priority Collateral.

ABL Priority Obligations: all ABL Obligations exclusive of the Excess ABL Obligations, which Excess ABL Obligations shall be excluded from (and shall not constitute) ABL Priority Obligations.

ABL Recovery: has the meaning set forth in Section 6.8(a).

ABL Specified Event of Default: means an ABL Loan Default under Sections 11.1 (a) and Section 11.1(c) (with respect to Sections 8.1, 10.1.1, 10.1.2(a), 10.1.2(b), 10.1.2(c), 10.1.2(d), 10.2.3, 10.3, 10.4 and 10.7).

Agent: means ABL Agent or Term Loan Agent, as applicable.

Agreement: has the meaning set forth in the recitals to this Agreement.

Bank Product Cap: the amount of $5,000,000.

Bank Product Obligations: the “Bank Product Debt,” as that term is defined in the ABL Loan Agreement.

Bank Product Reserve: the “Bank Product Reserve,” as that term is defined in the ABL Loan Agreement.

Bankruptcy Code: Title 11 of the United States Code.

Bankruptcy Law: the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors.

Borrower and Borrowers: the ABL Borrower(s) or Term Loan Borrower(s), as applicable.

Borrowing Base Certificate the “Borrowing Base Certificate” as that term is defined in the ABL Loan Agreement.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina, Texas, New York and California.

CAI: has the meaning set forth in the recitals to this Agreement.

CCI: has the meaning set forth in the recitals to this Agreement.

CCCI: has the meaning set forth in the recitals to this Agreement.

Claimholders: ABL Claimholders and Term Loan Claimholders.

Collateral: all of the assets and property of each Grantor, whether real, personal or mixed, constituting ABL Collateral or Term Loan Collateral.

Collateral Documents: with respect to the ABL Claimholders, all ABL Collateral Documents, and with respect to the Term Loan Claimholders, all Term Loan Collateral Documents.

Discharge of ABL Priority Obligations: except to the extent otherwise expressly provided in Section 5.5:

(a)           payment in full in cash of the ABL Priority Obligations (other than outstanding Letters of Credit and Bank Product Obligations and then unasserted contingent obligations);

(b)           termination or expiration of all commitments, if any, to extend credit that would constitute ABL Priority Obligations; and

(c)           termination or cash collateralization (in an amount and in the manner provided for in the ABL Loan Agreement) of all outstanding Letters of Credit and all Bank Product Obligations, but only to the extent such Letters of Credit and Bank Product Obligations constitute ABL Priority Obligations.

Discharge of Term Loan Priority Obligations: except to the extent otherwise expressly provided in Section 5.5, payment in full in cash of the Term Loan Priority Obligations (other than and then unasserted contingent obligations).

Disposition or Dispose: the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

Excess ABL Obligations: the sum of (a) the portion of the principal amount of the loans outstanding under the ABL Loan Documents and the undrawn amount of all outstanding Letters of Credit that in the aggregate exceed the ABL Cap (without giving effect to the LC Reserve), plus (b) the outstanding amount of the Bank Product Obligations in excess of the Bank Product Cap or for which the ABL Agent did not actually implement a Bank Product Reserve, plus (c) the portion of interest and fees on account of such portion of the loans, Letters of Credit, and Bank Product Obligations described in clause (a) and (b) of this definition, plus (d) any commitment termination fee, early termination fee or prepayment fee payable under the ABL Loan Agreement.

Excess Term Loan Obligations: the sum of (a) the portion of the principal amount of the loans outstanding under the Term Loan Documents in excess of the Term Loan Cap, plus (b) the portion of interest and fees on account of such portion of the loans described in clause (a) of this definition, plus (c) any commitment termination fee, early termination fee or prepayment fee payable under the Term Loan Agreement.

Exercise any Secured Creditor Remedies or Exercise of Secured Creditor Remedies: (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or any diligently pursued in good faith attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor under the ABL Loan Documents or the Term Loan Documents (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of any Grantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral granted by a Grantor to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, (e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers (other than pursuant to Section 10.1.1 of the ABL Loan Agreement or Section 10.1.1 of the Term Loan Agreement), auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of, all or a material portion of the Collateral granted by a Grantor to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, (f) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the ABL Loan Documents, the Term Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise, (h) the pursuit of Post-Default Lender Dispositions relative to all or a material portion of the Collateral granted by a Grantor to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, or (i) the commencement of, or the joinder with any creditor in commencing, any Insolvency Proceeding against any Grantor or any assets of any Grantor.

Governmental Authority: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Grantors: ABL Borrowers, ABL Guarantors, Term Loan Borrowers, Term Loan Guarantors and each other person that may from time to time execute and deliver an ABL Collateral Document or a Term Loan Collateral Document as a “debtor,” “grantor,” or “pledgor” (or the equivalent thereof).

Inadvertent Overadvance Amounts shall mean the aggregate amount of all Overadvances resulting from any and all Inadvertent Overadvances.

Inadvertent Overadvance Period shall mean the period of time following the occurrence of an Inadvertent Overadvance and continuing until such time as no Inadvertent

Overadvance is outstanding; provided that any repayments with respect to such Overadvances shall be applied first to Inadvertent Overadvances and second to Protective Overadvances.

Inadvertent Overadvances shall mean the funding of any loan or advance under the ABL Loan Agreement or the issuance, renewal or amendment of a Letter of Credit by an Issuing Bank which did not result in an Overadvance when made based upon the most recent Borrowing Base Certificate received by the ABL Agent prior to such funding or issuance, renewal or amendment of a Letter of Credit but which has, on the relevant date of determination, become an Overadvance as the result of any of the following which are beyond the reasonable control of the ABL Claimholders: (i) a decline in the value of the Collateral included in the (A) ABL Borrowing Base; or (B) the Term Loan Borrowing Base resulting in an increase in the Term Loan Borrowing Base Reserve, (ii) errors or fraud on a Borrowing Base Certificate, or (iii) the return of uncollected checks or other items of payment applied to the reduction of Revolving Loans.

Insolvency Proceeding: any case or proceeding commenced by or against a Grantor under any Bankruptcy Law or any agreement of such Grantor to, (a) the entry of an order for relief under any Bankruptcy Law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Grantor or any part of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

LC Reserve: any “LC Reserve” as that term is defined in the ABL Loan Agreement.

Letters of Credit: the “Letters of Credit,” as that term is defined in the ABL Loan Agreement.

Lien: any Person’s interest in property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting property.

Lien Protection Notice:  written notice by ABL Agent or Term Agent given to the other Agent of any action taken after the date hereof by ABL Agent or Term Agent, respectively (together with copies of any financing statement (including any amendment thereto or continuation thereof), mortgage or other perfection document (including any federal U.S. Copyright Office or U.S. Patent and Trademark Office intellectual property lien filing, any account control agreement, or any marking of a legend on any chattel paper) filed, recorded or obtained by ABL Agent or Term Agent, respectively), which action was taken to perfect, continue the perfection, or enhance the perfected status of any Lien of ABL Agent or Term Agent, respectively, on any Collateral.

Minimum Excess Availability Amount   means $25,000,000.

Overadvance any “Overadvance” as such term is defined in the ABL Loan Agreement.

Parent: has the meaning set forth in the recitals to this Agreement.

Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Pledged Collateral: has the meaning set forth in Section 5.4(a).

Post-Default Lender Disposition: means either an ABL Post-Default Disposition or Term Loan Post-Default Disposition, as applicable.

Priority Collateral: with respect to the ABL Claimholders, all ABL Priority Collateral, and with respect to the Term Loan Claimholders, all Term Loan Priority Collateral.

Protective Overadvances: shall mean an Overadvance which the ABL Agent in its reasonable business judgment in the performance of its duties under the ABL Loan Agreement, determines to be necessary or desirable to (i) maintain, protect or preserve the value of the Collateral, or (ii) enhance the likelihood, or maximize, the repayment of the ABL Obligations.

Purchase Notice: has the meaning set forth in Section 5.6(a).

Refinance: in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents, provided that the terms of such indebtedness shall not contravene the provisions of this Agreement.   “Refinanced” and “Refinancing” shall have correlative meanings.

Reserves means the “CCI Availability Reserve”, the “CAI Availability Reserve” “Term Loan Borrowing Base Reserve” (as each term is defined in the ABL Loan Agreement), LC Reserve, and any other reserve set forth the ABL Loan Agreement.

Standstill Notice: a written notice from either Term Agent or ABL Agent to the other stating that an ABL Default or  Term Loan Default, as applicable, has occurred and is continuing.

Standstill Period: means the period of (i) (a) with respect to Term Loan Default, arising under Sections 11.1(j) of the Term Loan Agreement, zero (0) days, (b) with respect to any Term Loan Specified Event of Default, thirty (30) days, and (c) with respect to any other Term Loan Default, thirty (45) days, in the case of clause (b) and (c) each commencing on the date on which the ABL Agent receives the applicable Standstill Notice; and (ii) (a) with respect to ABL Default, arising under Sections 11.1(j) of the ABL Loan Agreement, zero (0) days, (b) with respect to any ABL Specified Event of Default, thirty (30) days, and (c) with respect to any other ABL Default, forty five (45) days, in the case of clause (b) and (c) each commencing on the date on which the Term Loan Agent receives the applicable Standstill Notice.

Subsidiary: any entity at least 50% of whose voting securities or equity interests is owned by a Person (including indirect ownership by such Person through other entities in which the Person directly or indirectly owns 50% of the voting securities or equity interests).

Term Agent: has the meaning set forth in the recitals to this Agreement.

Term Loan Agreement: has the meaning set forth in the recitals to this Agreement.

Term Loan Borrowing Base Reserve: has the meaning set forth in the ABL Loan Agreement as in effect as of the date hereof.

Term Loan Cap: the result of (a) $115,000,000, plus (b)  the amount of any interest or fees that have accrued and been added to the principal amount, minus (c) the aggregate amount of all payments of the principal of the obligations under the Term Loan Documents (other than payments of such obligations in connection with a Refinancing thereof).

Term Loan Claimholders: at any relevant time, the holders of Term Loan Obligations at that time, including Term Loan Lenders and the Term Agent.

Term Loan Collateral: all of the assets and property of any Grantor, whether real, personal, or mixed, with respect to which a consensual Lien is granted by such Grantor to Term Agent for the benefit of the Term Loan Claimholders as security for any Term Loan Obligations.

Term Loan Collateral Documents: the “Collateral Documents” as such term is defined in the Term Loan Agreement.

Term Loan Default: any “Event of Default”, as such term is defined in any Term Loan Document.

Term Loan Documents: the Term Loan Collateral Documents, the Term Loan Agreement, the Term Loan Guaranty, and each of the other Loan Documents (as defined in the Term Loan Agreement), this Agreement, and each of the other documents entered into in connection with the Term Loan Agreement.

Term Loan Guarantors:  has the meaning set forth in the recitals to this Agreement.

Term Loan Guaranty: has the meaning set forth in the recitals to this Agreement, but shall also include each other guaranty made by any other guarantor in favor of Term Agent.

Term Loan Lenders: has the meaning set forth in the recitals to the Agreement.

Term Loan Mortgages: each mortgage, deed of trust, and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Term Loan Obligations or under which rights or remedies with respect to any such Liens are governed.

Term Loan Obligations: all obligations and all amounts owing, due, or secured under the terms of the Term Loan Agreement or any other Term Loan Document, whether now existing or arising hereafter, including all principal, premium, make whole payments, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Term Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Term Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

Term Loan Post-Default Disposition has the meaning set forth in Section 5.1(c)

Term Loan Priority Collateral any and all fee interests in any real property owned by a Grantor, all fixtures and equipment located at or used in connection with the foregoing and all proceeds of the foregoing, to the extent a Lien is granted therein to Term Agent.

Term Loan Priority Obligations: all Term Loan Obligations exclusive of the Excess Term Loan Obligations, which Excess Term Loan Obligations shall be excluded from (and shall not constitute) Term Loan Priority Obligations.

Term Loan Recovery: has the meaning set forth in Section 6.8(b).

Term Loan Specified Event of Default: means a Term Loan Default under Sections 11.1(a) and Section 11.1(c) (with respect to Sections 8.1, 10.1.1, 10.1.2(a), 10.1.2(b), 10.1.2(c), 10.1.2(d), 10.2.3, 10.3, 10.4 and 10.7).

Triggering Event: (i) the acceleration of the ABL Priority Obligations, (ii) ABL Agent’s Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral granted by a Grantor, (iii) the acceleration of the Term Loan Priority Obligations, or (iv) the commencement of an Insolvency Proceeding with respect to any Grantor.

UCC: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

Use Period:  the period commencing on the date that either the ABL Agent or the Term Agent commences the Exercise of Secured Creditors Remedies and ending 120 days thereafter.  If any stay or other order that prohibits any of the ABL Agent or the other ABL Claimholders from commencing and continuing the Exercise of Secured Creditor Remedies or to liquidate and sell the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 120-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

1.2           Construction.   The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.  The words “include,” “includes,” and  “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”

The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  Any term used in this Agreement and not defined in this Agreement shall have the meaning set forth in the ABL Loan Agreement.  Unless the context requires otherwise:

(a)           except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b)           any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof;

(c)           any definition of or reference to ABL Obligations or the Term Loan Obligations herein shall be construed as referring to the ABL Obligations or the Term Loan Obligations (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(d)           any reference herein to any person shall be construed to include such person’s successors and assigns;

(e)           the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(f)           all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(g)           the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2.   Lien Priorities.

2.1           Relative Priorities.   Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens securing the Term Loan Obligations granted with respect to the Collateral or of any Liens securing the ABL Obligations granted with respect to the Collateral and notwithstanding any contrary provision of the UCC or any other applicable law or the Term Loan Documents, or (subject to the last paragraph of this Section 2.1) any defect or deficiencies in, or avoidance of, the Liens securing the ABL Obligations or the Term Loan Obligations, the Term Agent and ABL Agent each hereby agree that:

(a)           subject to the last sentence of this Section 2.1 and to the provisions of Section 4.1 , any Lien with respect to the ABL Priority Collateral securing any ABL Priority Obligations now or hereafter held by or on behalf of, or created for the benefit of, ABL Agent or any ABL Claimholders or any agent or trustee therefore shall be senior in all respects and prior to any Lien with respect to the ABL Priority Collateral securing any Term Loan Obligations;

(b)           subject to the last sentence of this Section 2.1 and to the provisions of Section 4.1, any Lien with respect to the ABL Priority Collateral securing any Term Loan Priority Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Agent, any Term Loan Claimholders or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens with respect to the ABL Priority Collateral securing any ABL Priority Obligations;

(c)           subject to the last sentence of this Section 2.1 and to the provisions of Section 4.1 , any Lien with respect to the Term Loan Priority Collateral securing any Term Loan Priority Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Agent or any Term Loan Claimholders or any agent or trustee therefore shall be senior in all respects and prior to any Lien with respect to the Term Loan Priority Collateral securing any ABL Obligations;

(d)           subject to the last sentence of this Section 2.1 and to the provisions of Section 4.1, any Lien with respect to the Term Loan Priority Collateral securing any ABL Priority Obligations now or hereafter held by or on behalf of, or created for the benefit of, ABL Agent, any ABL Claimholders or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens with respect to the Term Loan Priority Collateral securing any Term Loan Priority Obligations;

(e)           subject to the last sentence of this Section 2.1, and to the provisions of Section 4.1, any Lien with respect to the ABL Priority Collateral securing any Term Loan Priority Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Agent, any Term Loan Claimholders or any agent or trustee therefor shall be senior in all respects to all Liens with respect to the ABL Priority Collateral securing any Excess ABL Obligations;

(f)           subject to the last sentence of this Section 2.1, and to the provisions of Section 4.1, any Lien with respect to the ABL Priority Collateral securing any Excess ABL Obligations now or hereafter held by or on behalf of, or created for the benefit of, ABL Agent, any ABL Claimholders or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens with respect to the ABL Priority Collateral securing any Term Loan Priority Obligations;

(g)           subject to the last sentence of this Section 2.1, and to the provisions of Section 4.1, any Lien with respect to the Term Loan Priority Collateral securing any ABL Priority Obligations now or hereafter held by or on behalf of, or created for the benefit of, ABL Agent, any ABL Claimholders or any agent or trustee therefor shall be senior in all respects to all

Liens with respect to the Term Loan Priority Collateral securing any Excess Term Loan Obligations;

(h)           subject to the last sentence of this Section 2.1, and to the provisions of Section 4.1, any Lien with respect to the Term Loan Priority Collateral securing any Excess Term Loan Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Agent, any Term Loan Claimholders or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens with respect to the Term Loan Priority Collateral securing any ABL Priority Obligations;

(i)           subject to the last sentence of this Section 2.1, and to the provisions of Section 4.1, any Lien with respect to the ABL Priority Collateral securing any Excess ABL Obligations now or hereafter held by or on behalf of, or created for the benefit of, ABL Agent, any ABL Claimholders or any agent or trustee therefor shall be senior in all respects to all Liens with respect to the ABL Priority Collateral securing any Excess Term Loan Obligations;

(j)           subject to the last sentence of this Section 2.1, and to the provisions of Section 4.1, any Lien with respect to the ABL Priority Collateral securing any Excess Term Loan Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Agent, any Term Loan Claimholders or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens with respect to the ABL Priority Collateral securing any ABL Obligations;

(k)           subject to the last sentence of this Section 2.1, and to the provisions of Section 4.1, any Lien with respect to the Term Loan Priority Collateral securing any Excess Term Loan Obligations now or hereafter held by or on behalf of, or created for the benefit of, term Agent, any Term Loan Claimholders or any agent or trustee therefor shall be senior in all respects to all Liens with respect to the Term Loan Priority Collateral securing any Excess ABL Obligations; and

(l)           subject to the last sentence of this Section 2.1, and to the provisions of Section 4.1, any Lien with respect to the Term Loan Priority Collateral securing any Excess ABL Obligations now or hereafter held by or on behalf of, or created for the benefit of, ABL Agent, any ABL Claimholders or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens with respect to the Term Loan Priority Collateral securing any Excess Term Loan Obligations.

Subject to the last sentence of this Section 2.1 and to the provisions of Section 4.1, the Lien priorities set forth above shall be and remain in effect for all purposes, whether or not such Liens securing any ABL Obligations or Term Loan Obligations, as applicable, are subordinated to any Lien securing any other obligation of any Grantor or any other person (but only to the extent that such subordination is permitted pursuant to the terms of the ABL Loan Agreement and the Term Loan Agreement).

The foregoing and any other provision to the contrary contained in this Agreement notwithstanding, (i) the subordination of Liens provided for in this Agreement shall cease to be effective with respect to any part of the Collateral from and after the date on which the Liens of ABL Agent and ABL Claimholders, or Term Agent or Term Loan Claimholders, as applicable, are declared, or ruled to be, invalid, defective, deficient, unenforceable, void or not allowed or are equitably subordinated by a court of competent jurisdiction in a final, non-appealable order (“Lien Avoidance”) as a result of any action taken by ABL Agent, ABL Claimholders, Term Agent, or Term Loan Claimholders, as applicable, or any failure by ABL Agent or Term Agent, as applicable, to take any action, with respect to any financing statement (including any amendment thereto or continuation thereof), mortgage or other perfection document (including any federal U.S. Copyright Office or U.S. Patent and Trademark Office intellectual property lien filing, any account control agreement, or any marking of a legend on any chattel paper), respectively. in which event Term Agent and Term Loan Claimholders, or ABL Agent and ABL Claimholders, respectively, shall be entitled to receive and retain, from and after such date, all proceeds with respect to such Collateral to the extent the Liens of Term Agent and Term Loan Claimholders, or of ABL Agent and ABL Claimholders, respectively, are valid, enforceable, not void and allowed with respect to such Collateral (provided that if ABL Agent or Term Agent has not been given a Lien Protection Notice from the other Agent as to action taken by the other Agent, which, if such action had been promptly taken by ABL Agent or Term Agent, respectively, would have resulted in the applicable Liens not being subject to Lien Avoidance, then this clause (i) shall not be applicable to such Lien Avoidance such that the subordination of Liens of Term Agent or ABL Agent, respectively, as otherwise provided for in this Agreement shall remain effective (and the inapplicability of this clause (i) shall be the sole consequence of any failure to provide a Lien Protection Notice), and (ii) except as expressly provided in this Agreement, each of ABL Agent and Term Agent agrees not to contractually subordinate its Lien in any Collateral to the Lien of any other creditor of Grantors without the prior written consent of Term Agent or ABL Agent, respectively.

2.2           Prohibition on Contesting Liens.  Each of Term Agent, for itself and on behalf of each Term Loan Claimholder, and ABL Agent, for itself and on behalf of each ABL Claimholder, agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, or enforceability of a Lien held by or on behalf of any ABL Claimholders in the ABL Collateral or by or on behalf of any Term Loan Claimholders in the Term Loan Collateral, as the case may be, or the provisions of this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of ABL Agent, any ABL Claimholder, Term Agent, or any Term Loan Claimholder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the ABL Obligations as provided in Sections 2.1 and 3.

2.3           New Liens.  Whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree that no Grantor shall:

(a)           so long as the Discharge of ABL Priority Obligations has not occurred, grant any additional Liens on any asset to secure any Term Loan Obligation unless such Grantor gives ABL Agent at least five (5) Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the ABL Obligations concurrently with the grant of a Lien thereon in favor of Term Agent; or

(b)           so long as the Discharge of Term Loan Priority Obligations has not occurred, grant any additional Liens on any asset to secure any ABL Obligations unless such Grantor gives Term Agent at least five (5) Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Term Loan Obligations concurrently with the grant of a Lien thereon in favor of ABL Agent.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to an Agent or Claimholders, each Agent, on behalf its Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.1.

2.4           Similar Liens and Agreements.

The parties hereto agree that it is their intention that the ABL Collateral and the Term Loan Collateral be identical, and that all Grantors shall be party to the ABL Loan Documents and the Term Loan Documents.  In furtherance of the foregoing and of Section 9.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a)           upon request by ABL Agent or Term Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Term Loan Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Term Loan Documents;

(b)           that the ABL Collateral Documents and Term Loan Collateral Documents and guarantees for the ABL Obligations and the Term Loan Obligations shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature thereof; and

(c)           upon request by Term Agent after the Discharge of the ABL Priority Obligations, ABL Agent will provide written notice thereof to each depository institution which maintains a Deposit Account or Security Account of any Grantor and which is subject to a control agreement and other party in possession or control of the Collateral with which ABL Agent has entered into a control agreement which has not been terminated (including, without limitation, landlords, warehousemen and other bailees) that such Collateral is to be held for the benefit of, and disposed of in accordance with the directions from, the Term Agent.

The foregoing to the contrary notwithstanding, it is understood by each of the parties that to the extent that ABL Agent or Term Agent obtains a Lien in an asset (of a type that is not included in the types of assets included in the Collateral as of the date hereof or which would not constitute Collateral without a grant of a security interest or lien separate from the ABL Loan Documents or Term Loan Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement elects not to obtain after receiving prior written notice thereof in accordance with the provisions of Section 2.3, the Collateral securing the ABL Loan Obligations and the Term Loan Obligations will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

SECTION 3.   Exercise of Remedies.

3.1           Standstill.

(a)           Standstill by Term Agent. Until the Discharge of ABL Priority Obligations has occurred or any Insolvency Proceeding has been commenced by or against any Grantor, Term Agent and Term Loan Claimholders:

(i)           will not exercise or seek to exercise any rights or remedies with respect to any ABL Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any ABL Priority Collateral); provided, however, that if an Insolvency Proceeding has been commenced or if  a Term Loan Default has occurred and is continuing, Term Agent may Exercise any Secured Creditor Remedies after the passage of the applicable Standstill Period (it being understood that if at any time after the delivery of a Standstill Notice that commences a Standstill Period, the specific Term Loan Default which gave rise to the Standstill Notice is waived by the Term Agent and requisite Term Loan Claimholders, Term Agent may not Exercise any Secured Creditor Remedies until the passage of a new Standstill Period commenced by a new Standstill Notice relative to the occurrence of a new Term Loan Default that had not occurred as of the date of the delivery of the earlier Standstill Notice; provided further, however, that in no event shall Term Agent or any Term Loan Claimholder exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of the Standstill Period, ABL Agent or ABL Claimholders shall have commenced prior to the expiration of the Standstill Period (or thereafter but prior to the commencement of any Exercise of Secured Creditor Remedies by Term Agent with respect to all or any material portion of the ABL Priority Collateral) and be diligently pursuing in good faith the Exercise of Secured Creditor Remedies with respect to all or any material portion of the ABL Priority Collateral;

(ii)           will not contest, protest, or object to any Exercise of Secured Creditor Remedies by ABL Agent or any ABL Claimholder and has no right to direct ABL Agent to Exercise any Secured Creditor Remedies or take any other action under the ABL Loan Documents; and

(iii)           will not object to (and waive any and all claims with respect to) the forbearance by ABL Agent or ABL Claimholders from Exercising any Secured Creditor Remedies, provided, however such forbearance shall not affect the Term Agent’s right to issue a Standstill Notice or toll or stay the running of any Standstill Period.

(b)           Standstill by ABL Agent. Until the Discharge of Term Loan Priority Obligations has occurred or any Insolvency Proceeding has been commenced by or against any Grantor, ABL Agent and ABL Loan Claimholders:

(i)           will not exercise or seek to exercise any rights or remedies with respect to any Term Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any Term Priority Collateral); provided, however, that if an Insolvency Proceeding has been commenced or if  an ABL Default has occurred and is continuing, ABL Agent may Exercise any Secured Creditor Remedies after the passage of the applicable Standstill Period (it being understood that if at any time after the delivery of a Standstill Notice that commences a Standstill Period, the specific ABL Default which gave rise to the Standstill Notice is waived by the

ABL Agent and requisite ABL Claimholders, ABL Agent may not Exercise any Secured Creditor Remedies until the passage of a new Standstill Period commenced by a new Standstill Notice relative to the occurrence of a new ABL Default that had not occurred as of the date of the delivery of the earlier Standstill Notice; provided further, however, that in no event shall ABL Agent or any ABL Claimholder exercise any rights or remedies with respect to the Term Priority Collateral if, notwithstanding the expiration of the Standstill Period, Term Agent or Term Loan Claimholders shall have commenced prior to the expiration of the Standstill Period (or thereafter but prior to the commencement of any Exercise of Secured Creditor Remedies by Term Agent with respect to all or any material portion of the Term Priority Collateral) and be diligently pursuing in good faith the Exercise of Secured Creditor Remedies with respect to all or any material portion of the Term Priority Collateral;

(ii)           will not contest, protest, or object to any Exercise of Secured Creditor Remedies by Term Agent or any Term Loan Claimholder and has no right to direct Term Agent to Exercise any Secured Creditor Remedies or take any other action under the Term Loan Documents; and

(iii)           will not object to (and waive any and all claims with respect to) the forbearance by Term Agent or Term Loan Claimholders from Exercising any Secured Creditor Remedies, provided, however such forbearance shall not affect the ABL Agent’s right to issue a Standstill Notice or toll or stay the running of any Standstill Period.

3.2           Exclusive Enforcement Rights.   Until the Discharge of ABL Priority Obligations has occurred, subject to the first proviso to Section 3.1(a)(i), ABL Agent and ABL Claimholders shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the ABL Priority Collateral without any consultation with or the consent of Term Agent or any Term Loan Claimholder; and (b) until the Discharge of Term Loan Priority Obligations has occurred, subject to the first proviso to Section 3.1(b)(i), Term Agent and Term Loan Claimholders shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the Term Loan Priority Collateral without any consultation with or the consent of ABL Agent or any ABL Claimholder  In connection with any Exercise of Secured Creditor Remedies, each of ABL Agent, ABL Claimholders, Term Agent and Term Loan Claimholders may enforce the provisions of the ABL Loan Documents and Term Loan Documents, as applicable, and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their reasonable discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.3           Claimholders Permitted Actions.  Anything to the contrary in this Section 3 notwithstanding, ABL Agent, any ABL Claimholder, Term Agent and any Term Loan Claimholder may:

(a)           if an Insolvency Proceeding has been commenced by or against any Grantor, file a claim or statement of interest with respect to the ABL Obligations or the Term Loan Obligations, as applicable;

(b)           take any action (not adverse to the priority status of the Liens on the Collateral of the other, or the rights of any other Claimholders to Exercise any Secured Creditor Remedies) in order to create or perfect its Lien in and to the Collateral;

(c)           file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Term Loan Claimholders or ABL Claimholders, as applicable, including any claims secured by the Collateral, if any;

(d)           vote on any plan of reorganization and make any filings and motions that are, in each case, not in contravention of, the terms of this Agreement, with respect to the Term Loan Obligations, or ABL Obligations, as applicable, and the Collateral;

(e)           join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Priority Collateral of the other party initiated by such party to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by such other party (it being understood that, (i) with respect to the ABL Priority Collateral  neither Term Agent nor any Term Loan Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein; and (ii) with respect to the Term Loan Priority Collateral  neither ABL Agent nor any ABL Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein); and

(f)           Exercise any Secured Creditor Remedies after the termination of the Standstill Period if and to the extent specifically permitted by Section 3.1.

3.4           Intentionally omitted.

3.5           Non-Interference. Subject to Sections 3.1, 3.3 and 3.6, Term Agent, for itself and on behalf of Term Loan Claimholders, and ABL Agent, for itself and on behalf of ABL Loan Claimholders the hereby:  agrees that it will not take any action that would restrain, hinder, limit, delay, or otherwise interfere with any Exercise of Secured Creditor Remedies by the other, except to the extent otherwise prohibited hereunder, including any Disposition of the Collateral, whether by foreclosure or otherwise;

(b)           subject to Section 3.7, waives any and all rights it or its Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the other party seek to enforce or collect such other party’s respective Obligations or the Liens securing such Obligations granted in any of such other party’s Collateral, regardless of whether any action or failure to act by or on behalf of such other person is adverse to the interest of it or its Claimholders; and

(c)           acknowledges and agrees that no covenant, agreement or restriction contained in its Collateral Documents shall be deemed to restrict in any way the rights and remedies of the other party with respect to the Collateral as set forth in this Agreement and the other party’s Collateral Documents.

3.6           Unsecured Creditor Remedies.  Except as set forth in Sections 3.1 and 3.5, ABL Agent, ABL Claimholders, Term Agent and Term Loan Claimholders may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the ABL Loan Documents, Term Loan Documents, as applicable, and applicable law; provided, however, that in the event that any Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Obligations.

3.7           Commercially Reasonable Dispositions; Notice of Exercise.  ABL Agent agrees that any Exercise of Secured Creditor Remedies by ABL Agent with respect to Collateral subject to Article 9 of the UCC shall be conducted by ABL Agent in a commercially reasonable manner including, without limitation, as to the method, time, place and other terms of Disposition.  Term Agent agrees that any Exercise of Secured Creditor Remedies by Term Agent with respect to Collateral subject to Article 9 of the UCC shall be conducted by Term Agent in a commercially reasonable manner, including, without limitation, as to the method, time, place and other terms of Disposition.  ABL Agent shall provide reasonable prior notice (but in no event less than that notice required by the UCC) to Term Agent of any Exercise of Secured Creditor Remedies.  Term Agent shall provide reasonable prior notice (but in no event less than that notice required by the UCC) to ABL Agent of any Exercise of Secured Creditor Remedies.

3.8           Inspection and Access Rights.

(a)           Without limiting any rights the ABL Agent or any other ABL Claimholder may otherwise have under applicable law or by agreement, in the event of any liquidation (including, without limitation, by means of a sale pursuant to Section 363 of the Bankruptcy Code) of the ABL Priority Collateral (or any other Exercise of any Secured Creditor Remedies by the ABL Agent) and whether or not the Term Agent or any other Term Loan Claimholder has commenced and is continuing the Exercise of any Secured Creditor Remedies of the Term Agent, the ABL Agent or any other Person acting with the consent, or on behalf, of the ABL Agent, shall have the right (i) during normal business hours on any Business Day, to access ABL Priority Collateral that (x) is stored or located in or on, (y) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (z) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), Term Loan Priority Collateral, and (ii) during the Use Period and after reasonable prior notice, shall have the right to use the Term Loan Priority Collateral in order to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, complete a production run of Inventory involving, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise), store or otherwise deal with the ABL Priority Collateral, in each case without the involvement of or interference by any Term Secured Party or liability to any Term Secured Party.  In the event that ABL Agent has commenced and is continuing the Exercise of

Secured Creditor Remedies with respect to any ABL Priority Collateral or any other sale or liquidation of the ABL Priority Collateral has been commenced by ABL Agent, the Term Agent may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the Use Period unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.8.

(b)           During the period of actual occupation, use and/or control by the ABL Claimholders and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Term Loan Priority Collateral, the ABL Claimholders and the ABL Agent shall be obligated to repair at their expense any physical damage (but not any diminution in value) to such Term Loan Priority Collateral resulting directly from such occupancy, use or control, and to leave such Term Loan Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted.  Notwithstanding the foregoing, in no event shall the ABL Claimholders or the ABL Agent have any liability to the Term Loan Claimholders and/or to the Term Agent pursuant to this Section 3.8 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Loan Priority Collateral existing prior to the date of the exercise by the ABL Agent or any ABL Claimholder of its rights under this Section 3.8, and the ABL Claimholders shall have no duty or liability to maintain the Term Loan Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Claimholders, or for any diminution in the value of the Term Loan Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Loan Priority Collateral by the ABL Claimholders in the manner and for the time periods specified under this Section 3.8.  Without limiting the rights granted in this Section 3.8, the ABL Claimholders and the ABL Agent shall cooperate with the Term Loan Claimholders and/or the Term Agent in connection with any efforts made by the Term Loan Claimholders and/or the Term Agent to sell the Term Loan Priority Collateral.

(c)           The ABL Agent and the ABL Claimholders shall not be obligated to pay any amounts to the Term Agent or the Term Loan Claimholders (or any person claiming by, through or under the Term Loan Claimholders, including any purchaser of the Term Loan

Priority Collateral), for or in respect of the use by the ABL Agent and the ABL Claimholders of the Term Loan Priority Collateral prior to the termination of the Use Period.

(d)           The ABL Secured Parties shall (i) use the Term Loan Priority Collateral in accordance with applicable law; (ii) insure for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Loan Claimholders; and (iii) indemnify the Term Loan Claimholders from any claim, loss, damage, cost or liability arising directly from the ABL Claimholders use of the Term Loan Priority Collateral (except for those arising from the gross negligence or willful misconduct of any Term Loan Claimholder).

(e)           The Term Agent and the other Term Loan Claimholders shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the rights described in Section 3.8(a) hereof.

(f)           Subject to the terms hereof, the Term Agent may advertise and conduct public auctions or private sales of the Term Loan Priority Collateral without notice (except as required by applicable law) to ABL Agent or any ABL Claimholder, the involvement of or interference by ABL Agent or any ABL Claimholder or liability to ABL Agent or any ABL Claimholder as long as, in the case of an actual sale, the respective purchaser assumes and agrees to the obligations of the Term Agent and the Term Loan Claimholders under this Section 3.8.

SECTION 4.   Proceeds.

4.1           Application of Proceeds.  Application of Proceeds of ABL Priority Collateral.  Each Agent hereby agrees that, subject to the last sentence of Section 2.1, all ABL Priority Collateral and all proceeds thereof, received by either of them (i) in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral, (ii) in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral, or (iii) following the commencement of any Insolvency Proceeding, in each case, shall be applied, first, to the payment of reasonable costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment of the ABL Priority Obligations in accordance with the ABL Documents until the Discharge of ABL Priority Obligations shall have occurred,

third, to the payment of the Term Loan Priority Obligations in accordance with the Term Loan Documents until the Discharge of Term Loan Priority Obligations shall have occurred,

fourth, to the payment of the Excess ABL Obligations in accordance with the ABL Documents,

fifth, to the payment of Excess Term Loan Obligations in accordance with the Term Loan Documents, and sixth, the balance, if any, to the Grantors or as a court of competent jurisdiction may direct.

(b)           Application of Proceeds of Term Priority Collateral.  Each Agent hereby agrees that, subject to the last sentence of Section 2.1, all Term Loan Priority Collateral and all proceeds thereof, received by either of them (i) in connection with any Exercise of Secured Creditor Remedies with respect to the Term Loan Priority Collateral, (ii) in connection with the exercise of any right or remedy (including set off) relating to the Term Loan Priority Collateral, or (iii) following the commencement of any Insolvency Proceeding, in each case, shall be applied, first, to the payment of reasonable costs and expenses of the Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment of the Term Loan Priority Obligations (in accordance with the Term Documents until the Discharge of Term Loan Priority Obligations shall have occurred,

third, to the payment of the ABL Priority Obligations in accordance with the ABL Documents until the Discharge of ABL Priority Obligations shall have occurred,

fourth, to the payment of the Excess Term Loan Obligations in accordance with the Term Loan Documents,

fifth, to the payment of the Excess ABL Obligations in accordance with the ABL Documents, and sixth, the balance, if any, to the Grantors or as a court of competent jurisdiction may direct.

4.2           Turnover.  Unless and until the Discharge of ABL Priority Obligations has occurred, except as otherwise provided in this Agreement, any proceeds of ABL Priority Collateral received by the Term Agent or any Term Loan Claimholder in connection with the Exercise of any Secured Creditor Remedies with respect to the ABL Priority Collateral by the Term Agent or Term Loan Claimholder, shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Claimholders. Unless and until the Discharge of Term Loan Priority Obligations has occurred, except as otherwise provided in this Agreement, any proceeds of Term Loan Priority Collateral received by the ABL Agent or any ABL Claimholder in connection with the Exercise of Secured Creditor Remedies with respect to the Term Loan Priority Collateral by the ABL Agent or any ABL Claimholder, shall be segregated and held in trust and forthwith paid over to the Term Agent for the benefit of the Term Loan Claimholders.

4.3           No Subordination of the Relative Priority of Claims.  Anything to the contrary contained herein notwithstanding, the subordination of the Liens of an Agent for the benefit of its Claimholders to the Liens of the other Agent for the benefit of its Claimholders as set forth herein is with respect to the priority of the respective Liens held by or on behalf of them only and shall not constitute a subordination of the Term Loan Obligations to the ABL Obligations or ABL Loan Obligations to the Term Loan Obligations, as applicable.

SECTION 5.   Releases; Dispositions; Other Agreements.

5.1           Releases.

(a)           Except as otherwise expressly provided herein, ABL Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Collateral pursuant to the terms of the ABL Loan Documents without any consultation with, consent of, or notice to Term Agent or any Term Loan Claimholder. Except as otherwise expressly provided herein, Term Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Collateral pursuant to the terms of the Term Loan Documents in each case without any consultation with, consent of, or notice to ABL Agent or any ABL Claimholder.

(b)           Other than in connection with an Insolvency Proceeding, if, prior to the Discharge of the ABL Priority Obligations, in connection with the Exercise of Secured Creditor Remedies by ABL Agent as provided for in Section 3 (with the proceeds thereof being applied as set forth in Section 4.1), ABL Agent releases any of its Liens on any part of the ABL Priority Collateral or in connection with a Disposition of the equity interests of any Grantor, releases such Grantor from its obligations in respect of the ABL Obligations (collectively, an “ABL Post-Default Disposition”), then the Lien, of Term Agent on such ABL Priority Collateral, and the obligations of such Grantor in respect of the Term Loan Obligations, shall be automatically, unconditionally, and simultaneously released; provided that ABL Agent provides Term Agent ten (10) Business Day notice of any such Disposition (which notice shall include a summary of the terms thereof and the expected date of the proposed Disposition) prior to such release by ABL Agent and such Disposition is consummated on substantially the terms set forth in such notice within thirty (30) days thereafter.  Term Agent, for itself or on behalf of any such Term Loan Claimholders, promptly shall execute and deliver to ABL Agent such termination or amendment statements, releases, and other documents as ABL Agent may request to effectively confirm such release.

(c)           Other than in connection with an Insolvency Proceeding, if, prior to the Discharge of the Term Loan Priority Obligations, in connection with the Exercise of Secured Creditor Remedies by Term Agent as provided for in Section 3 (with the proceeds thereof being applied as set forth in Section 4.1), Term Agent releases any of its Liens on any part of the Term Loan Priority Collateral or in connection with a Disposition of the equity interests of any Grantor, releases such Grantor from its obligations in respect of the Term Loan Obligations (collectively, a “Term Loan Post-Default Disposition”), then the Liens, of ABL Agent on such Term Loan Priority Collateral, and the obligations of such Grantor in respect of the ABL Obligations, shall be automatically, unconditionally, and simultaneously released; provided that Term Agent provides ABL Agent ten (10) Business Day notice of any such Disposition (which notice shall include a summary of the terms thereof and the expected date of the proposed Disposition) prior to such release by Term Agent and such Disposition is consummated on substantially the terms set forth in such notice within thirty (30) days thereafter.  ABL Agent, for itself or on behalf of any such ABL Claimholders, promptly shall execute and deliver to Term Agent such termination or amendment statements, releases, and other documents as Term Agent may request to effectively confirm such release.

(d)           Except as provided in Section 5.1(b) and (c), as applicable, neither the ABL Agent nor the Term Agent shall have any obligation to release any of its Liens on any portion of the Collateral that is the subject of any Disposition, or release any Grantor from its obligations in respect of the ABL Obligations or Term Loan Obligations, as applicable, unless such Disposition is permitted under both the ABL Loan Documents as in effect as of the date hereof and the Term Loan Documents as in effect as of the date hereof.

(e)           Until the Discharge of ABL Priority Obligations occurs, to the extent that ABL Agent or ABL Claimholders (i) have released any Lien on ABL Priority Collateral or any Grantor with respect to the ABL Obligations, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Grantor with respect to any ABL Priority Collateral or obtain a guaranty from any Grantor of the ABL Obligations, then Term Agent, for itself and for Term Loan Claimholders, shall be entitled to obtain a Lien on any such Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Grantor, as the case may be. No such reinstatement of the Liens of the ABL Agent and ABL Claimholders shall in any event require the Term Agent or the Term Loan Claimholders to pay over to the ABL Agent or the ABL Claimholders any amounts which the Term Agent or the Term Loan Claimholders may have received in connection with and after the release of their Liens on such Collateral prior to such reinstatement.

(f)           Until the Discharge of Term Loan Priority Obligations occurs, to the extent that Term Agent or Term Loan Claimholders (i) have released any Lien on Term Loan Priority Collateral or any Grantor with respect to the Term Loan Obligations, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Grantor with respect to any Term Loan Priority Collateral or obtain a guaranty from any Grantor of the Term Loan Obligations, then ABL Agent, for itself and for ABL Claimholders, shall be entitled to obtain a Lien on any such Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Grantor, as the case may be. No such reinstatement of the Liens of the Term Agent and Term Loan Claimholders shall in any event require the ABL Agent or the ABL Claimholders to pay over to the Term Agent or the Term Loan Claimholders any amounts which the ABL Agent or the ABL Claimholders may have received in connection with and after the release of their Liens on such Collateral prior to such reinstatement.

5.2           Insurance.   (i) Unless and until the Discharge of ABL Priority Obligations has occurred, subject to the provisions of Section 3.7, ABL Agent and ABL Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the ABL Loan Documents, and subject to the consent of the Term Agent (which consent shall not be unreasonably withheld), to adjust and settle any claim under any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL Priority Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of Grantors under the ABL Loan Documents and the Term Loan Documents, first to ABL Claimholders and Term Loan Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct;

(b)           (i) Unless and until the Discharge of Term Loan Priority Obligations has occurred, subject to the provisions of Section 3.7, Term Agent and Term Loan Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the Term Loan Documents, and subject to the consent of the ABL Agent (which consent shall not be unreasonably withheld), to adjust and settle any claim under any insurance policy covering the Term Loan Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Term Loan Priority Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of Grantors under the Term Loan Documents and the ABL Loan Documents, first to Term Loan Claimholders and ABL Loan Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct

(c)           Except as provided in Section 5.2(a), neither the ABL Agent nor the Term Agent shall have any obligation to release any of its Liens or rights with respect to any claim under any insurance policy covering the Collateral in the event of any loss thereunder or to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and

(d)           if any Agent or any Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2, it shall pay such proceeds over to  the other Agent in accordance with the terms of Section 4.2 to be applied in accordance with Section 4.1.

5.3           Amendments; Refinancings; Legends.

(a)           The ABL Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the ABL Obligations may be Refinanced, in each case without notice to, or the consent of, Term Agent or Term Loan Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing, the holders of such Refinancing debt bind themselves (in a writing addressed to Term Agent for the benefit of itself and the Term Loan Claimholders) to the terms of this Agreement; provided further, however, that any such amendment, supplement, modification, or Refinancing shall not, without the prior written consent of Term Agent:

(i)           contravene the provisions of this Agreement;

(ii)           increase the outstanding principal amount of the loans plus the amount of outstanding undrawn Letters of Credit and outstanding Bank Product

Obligations to an amount that would exceed the ABL Cap (without giving effect to any LC Reserve);

(iii)           increase the “Applicable Margin” or similar component of the interest rate due under the ABL Loan Agreement, the LC Facility Fees, or Unused Line Fees, in each case by more than 2.00 percentage points per annum (excluding increases to interest rate resulting from the accrual of interest at the default rate as set forth in the ABL Loan Agreement as in effect as of the date hereof);

(iv)           shorten the scheduled final maturity of the ABL Loan Agreement or any Refinancing thereof;

(v)           change the definition of “Borrowing Base Certificate” or modify Section 8.1 or waive the delivery for any period in excess of 15 days of the Borrowing Base Certificates in accordance with the terms and conditions of the ABL Loan Agreement, as in effect as of the date hereof.

(vi)           modify the financial covenant provisions of the ABL Loan Agreement or any ABL Loan Document, including Sections 10.2.3, 10.3, 10.4, or 10.7 of the ABL Loan Agreement;

(vii)           add any conditions, covenants, defaults or events of default thereunder that restricts any Term Loan Borrower or Term Loan Guarantor from making payments of the Term Loan Obligations that would otherwise be permitted under the ABL Loan Agreement other than as expressly provided herein;

(viii)           change the definitions of “Borrowing Base” or “Adjusted Borrowing Base” contained in the ABL Loan Agreement and any component definition thereof, and any definitions relating to reserves (including, without limitation, the definitions for “Availability Covenant Amount”, “Bank Product Reserve”, “CAI Availability Reserve”, “CAI Borrowing Base”, “CCI Availability Reserve”, “CCI Borrowing Base”, “Contract Formula Amount”, “Credit Card Account Formula Amount”, “Customer Deposit Reserve”, “Eligible Contracts”, “Eligible Credit Card Accounts”, “Eligible Inventory”, “Inventory Formula Amount”, “Gift Card Reserve”, “Inventory Reserve”, “LC Reserve”, “Net Eligible Contract Payments”, “NOLV Percentage”, “Rent and Charges Reserve”; “Sales Tax Reserve”; “Term Loan Borrowing Base”, “Term Loan Borrowing Base Reserve”, “Value” or any component definition thereof), or change the methodology for the calculation of such reserves each as set forth in the ABL Loan Agreement, in each case in a manner which would effect an increase in the ABL Borrowing Base;

(ix)           change the definitions of “Base Rate”, “LIBOR” “Borrowing Base Certificate”, “Dominion Trigger Period” “Increased Reporting Period”, and any component definition thereof;

(x)           modify Sections 8.1 or 10.1.1 in a manner that would reduce the frequency or required content in any material respect of the collateral reports and appraisals required therein; or

(xi)           provide for any amendment, waiver or other fees that are not due and payable in full when charged.

(b)           The Term Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Term Loan Obligations may be Refinanced, in each case without notice to, or the consent of, ABL Agent or ABL Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing, the holders of such Refinancing debt (either themselves or by their authorized representative) bind themselves (in a writing addressed to ABL Agent for the benefit of itself and the ABL Claimholders) to the terms of this Agreement; provided further, however, that any such amendment, supplement, modification, or Refinancing shall not:

(i)           contravene the provisions of this Agreement;

(ii)           increase the outstanding principal amount of the loans to an amount that would exceed the Term Loan Cap;

(iii)           change to earlier dates any dates upon which payments of principal or interest are due thereon or modify Section 5.2.2 (mandatory prepayments);

(iv)           increase the interest rate due under the Term Loan Documents by more than 5.00 percentage points per annum (excluding increases to interest rate resulting from the accrual of interest at the default rate as set forth in the Term Loan Agreement as in effect as of the date hereof);

(v)           shorten the scheduled final maturity of the Term Loan Agreement or any Refinancing thereof;

(vi)           modify the financial covenant provisions of the Term Loan Agreement or any Term Loan Document;

(vii)           change the definition of “Permitted Contract Transfer”;

(viii)           add any conditions, covenants, defaults or events of default thereunder that restricts any ABL Borrower or ABL Guarantor from making payments of the ABL Obligations that would otherwise be permitted under the Term Loan Agreement other than as expressly provided herein; or

(ix)           provide for any amendment, waiver or other fees that are not due and payable in full when charged.

(c)           Each Borrower agrees that each ABL Collateral Document and each Term Loan Collateral Document shall at all times include the following language (or language to similar effect approved by ABL Agent or Term Agent, as applicable):

“Anything herein to the contrary notwithstanding, the liens and security interests granted by this agreement, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement dated as of November 30, 2010, (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Bank of America, N.A., as ABL Agent, and GA Capital, LLC, as Term Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and this agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.4           Bailee for Perfection.

(a)           ABL Agent and Term Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees,) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being referred to as the “Pledged Collateral”), as bailee and as a non-fiduciary agent for Term Agent or ABL Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Term Loan Documents or the ABL Loan Documents, as applicable, subject to the terms and conditions of this Section 5.4.  Unless and until the Discharge of the ABL Priority Obligations, Term Agent agrees to promptly notify ABL Agent of any Pledged Collateral held by it or by any Term Loan Claimholders, and, immediately upon the request of ABL Agent at any time prior to the Discharge of the ABL Priority Obligations, Term Agent agrees to deliver to ABL Agent any such Pledged Collateral held by it or by any Term Loan Claimholders, together with any necessary endorsements (or otherwise allow ABL Agent to obtain control of such Pledged Collateral). ABL Agent hereby agrees that upon the Discharge of the ABL Priority Obligations, upon the written request of Term Agent, to the extent that the applicable control agreement is in full force and effect and has not been terminated, ABL Agent shall continue to act as such a bailee and non-fiduciary agent for Term Agent (solely for the purpose of perfecting the security interest granted under the Term Loan Documents and at the expense of Term Agent) with respect to the deposit account or securities account that is the subject of such control agreement, until the earlier to occur of (x) thirty (30) days after the date when the Discharge of the ABL Priority Obligations has occurred, and (y) the date when a control agreement is executed in favor of Term Agent with respect to such deposit account or securities account.

(b)           ABL Agent shall have no obligation whatsoever to Term Agent or any Term Loan Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  Term Agent shall have no obligation whatsoever to ABL Agent or any ABL Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  The duties or responsibilities of ABL Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of ABL Priority Obligations as provided in paragraph (d) of this Section 5.4.  The duties or responsibilities of Term Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4.

(c)           ABL Agent acting pursuant to this Section 5.4 shall not have by reason of the ABL Collateral Documents, the Term Loan Collateral Documents, or this Agreement a fiduciary relationship in respect of Term Agent or any Term Loan Claimholder.  Term Agent acting pursuant to this Section 5.4 shall not have by reason of the ABL Collateral Documents, the Term Loan Collateral Documents, or this Agreement a fiduciary relationship in respect of ABL Agent or ABL Claimholder.

(d)           Upon the payment (or cash collateralization, as applicable) in full in cash of all ABL Obligations, ABL Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to Term Agent to the extent Term Loan Obligations remain outstanding as confirmed in writing by Term Agent, and, to the extent that Term Agent confirms no Term Loan Obligations are outstanding, second, to Borrowers to the extent no ABL Obligations or Term Loan Obligations remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral).  At such time, ABL Agent further agrees to take all other action reasonably requested by Term Agent at the expense of Borrowers (including amending any outstanding control agreements) to enable Term Agent to obtain a first priority security interest in the Collateral.

5.5           When Discharge of Priority Obligations Deemed to Not Have Occurred.

If Borrowers enters into any Refinancing of the ABL Priority Obligations, then a Discharge of ABL Priority Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such ABL Priority Obligations shall be treated as ABL Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and ABL Agent under the ABL Loan Documents effecting such Refinancing shall be ABL Agent for all purposes of this Agreement.  ABL Agent under such ABL Loan Documents shall agree (in a writing addressed to Term Agent for the benefit of itself and the Term Loan Claimholders) to be bound by the terms of this Agreement. If Borrowers enter into any Refinancing of the Term Loan Priority Obligations, then the Term Loan Priority Obligations shall be deemed to remain outstanding for all purposes of this Agreement, and the obligations under such Refinancing of such Term Loan Obligations shall be treated as Term Loan Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Term Agent under the Term Loan Documents effecting such Refinancing shall be Term Agent for all purposes of this Agreement.  Term Agent under such Term Loan Documents shall agree (in a writing addressed to ABL Agent for the benefit of itself and the ABL Claimholders) to be bound by the terms of this Agreement.

5.6           Purchase Option.

(a)           Upon the occurrence and during the continuation of a Triggering Event, then, in any such case, any one or more of Term Loan Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Term Loan Claimholder having a ratable right to make the purchase, with each Term Loan Claimholder’s right to purchase being automatically proportionately increased by the amount not purchased by another Term Loan Claimholder), upon 5 Business Days advance written notice from such Term Loan Claimholders (a “Purchase Notice”) to ABL Agent, for the benefit of ABL

Claimholders, to acquire from ABL Claimholders all (but not less than all) of the right, title, and interest of ABL Claimholders in and to the ABL Priority Obligations and the ABL Loan Documents.  The Purchase Notice, if given, shall be irrevocable. Upon receipt of such notice, the ABL Agent and the Term Agent shall not Exercise any Secured Creditor Remedies (or shall discontinue the exercise of such remedies), shall not release its Liens on any Collateral, or consent to any Disposition.

(b)           On the date specified by Term Agent in the Purchase Notice (which shall not be more than ten (10) Business Days after the receipt by ABL Agent of the Purchase Notice), ABL Claimholders shall sell to the purchasing Term Loan Claimholders and purchasing Term Loan Claimholders shall purchase from ABL Claimholders, the ABL Priority Obligations.

(c)           On the date of such purchase and sale, purchasing Term Loan Claimholders shall (i) pay to ABL Agent, for the benefit of ABL Claimholders, as the purchase price therefor the full amount of all the ABL Obligations (other than the Excess ABL Obligations and other than ABL Obligations cash collateralized in accordance with clause (c)(ii) below) then outstanding and unpaid, (ii) furnish cash collateral to ABL Agent in such amounts as ABL Agent determines is reasonably necessary to secure ABL Agent and ABL Claimholders in connection with (A) any issued and outstanding Letters of Credit (but not in any event in an amount greater than 105% of the aggregate undrawn amount of such Letters of Credit) and (B) Bank Product Obligations (but not in any event in an amount greater than the Bank Product Reserve), and (iii) agree to reimburse ABL Agent and ABL Claimholders for all expenses to the extent earned or due and payable in accordance with the ABL Loan Documents (including the reimbursement of actual, reasonable and documented extraordinary expenses, financial examination expenses, and appraisal fees).  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by purchasing Term Loan Claimholders to the bank account designated by ABL Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by purchasing Term Loan Claimholders to the bank account designated by ABL Agent are received in such bank account later than 2:00 p.m., New York City time.

(d)           Such purchase shall be expressly made without representation or warranty of any kind by ABL Agent and ABL Claimholders as to the ABL Obligations so purchased or otherwise and without recourse to ABL Agent or any ABL Claimholder, except that each ABL Claimholder shall represent and warrant:  (i) that the amount quoted by such ABL Claimholder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to purchasing Term Loan Claimholders, the rights being transferred, and (iii) such transfer will be free and clear of Liens.

(e)           In the event that any one or more of Term Loan Claimholders exercises and consummates the purchase option set forth in this Section 5.6, (i) ABL Agent shall have the right, but not the obligation, to immediately resign under the ABL Loan Agreement, and (ii) purchasing Term Loan Claimholders shall have the right, but not the obligation, to require ABL Agent to immediately resign under the ABL Loan Agreement.  In the event of the consummation of the purchase option, the Excess ABL Obligations shall be treated pursuant to Section 4.1 hereof.

5.7           Injunctive Relief.

Should any Term Loan Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, ABL Agent or any ABL Claimholder may obtain relief against such Term Loan Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by Term Agent that (a) ABL Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Term Loan Claimholder waives any defense that such Grantor and/or ABL Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages.  Should any ABL Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, Term Agent or any Term Loan Claimholder (in its or their own name or in the name of any Grantor) or any Grantor may obtain relief against such ABL Claimholder by injunction, specific performance, and/or other appropriate equitable relief, it being understood and agreed by ABL that (i) Term Loan Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (ii) each ABL

Claimholder waives any defense that such Grantor and/or Term Loan Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. ABL Agent and Term Agent hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by ABL Agent or ABL Claimholders or Term Agent or Term Loan Claimholders, as the case may be.

5.8           Reserves.  ABL Agent agrees that upon the request of the Term Agent, it shall make itself available for discussion with the Term Agent regarding the amount or computation of the any Reserves that are permitted to be established pursuant to the ABL Loan Agreement and the determination of the eligibility of any Collateral included in the ABL Borrowing Base, provided that, except as provided below, the foregoing agreement shall not limit or impair the ABL Agent’s rights to establish, increase, reduce or eliminate any such Reserves or determine the eligibility of such Collateral or require any prior notice to, or consent from, the Term Agent or the Term Loan Lenders thereto; provided further that the ABL Agent shall not eliminate any category of Reserves existing as of the date hereof or change the methodology for the calculation of such Reserves or eligibility which would have the effect of increasing the ABL Borrowing Base or decreasing Reserves without the consent of the Term Agent.  Furthermore, the ABL Agent agrees that, it shall establish and maintain the Term Loan Borrowing Base Reserve as such Reserve is calculated by the Term Agent.

5.9           Borrowing Base Certificates.  ABL Agent shall calculate Availability and the ABL Borrowing Base based upon the most current Borrowing Base Certificate available to it (whether such Borrowing Base Certificate was originally delivered to the ABL Agent or the Term Agent in accordance with the ABL Loan Agreement or Term Loan Agreement, as applicable, but only in the case of a Borrowing Base Certificate delivered to Term Agent if it is the most current Borrowing Base Certificate and it results in a decrease in borrowing availability).

SECTION 6.   Insolvency Proceedings.

6.1           Enforceability and Continuing Priority.

This Agreement shall be applicable, as to Collateral and the proceeds thereof in existence before the commencement of any Insolvency Proceeding, both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof.  The relative rights of Claimholders in or to any distributions from or in respect of any such Collateral or proceeds of such Collateral, shall continue after the commencement of any Insolvency Proceeding.  Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

6.2           Intentionally Omitted.

6.3           Intentionally Omitted.

6.4           Intentionally Omitted.

6.5           Intentionally Omitted.

6.6           Section 1111(b) of the Bankruptcy Code.

(a)           Term Agent, for itself and on behalf of Term Loan Claimholders, shall not object to, oppose, support any objection, or take any other action to impede, the right of any ABL Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code.  Term Agent, for itself and on behalf of Term Loan Claimholders, waives any claim it may hereafter have against any ABL Claimholder arising out of the election by any ABL Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

(b)           ABL Agent, for itself and on behalf of ABL Claimholders, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Term Loan Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code.  ABL Agent, for itself and on behalf of ABL Claimholders, waives any claim it may hereafter have against any Term Loan Claimholder arising out of the election by any Term Loan Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7           Avoidance Issues.

(a)           If any ABL Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of ABL Obligations (an “ABL Recovery”), then such ABL Claimholders shall be entitled to a reinstatement of ABL Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply from and after the date of such turn over, disgorgement or other payment with respect to any such ABL Recovery.  If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated from and after the date of such turn over, disgorgement or other payment in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the ABL Cap was decreased in connection with such payment of the ABL Obligations, the ABL Cap shall be increased to such extent. No such reinstatement shall in any event require the Term Agent or the Term Loan Claimholders to pay over to the ABL Agent or the ABL Claimholders any amounts which the Term Agent or the Term Loan Claimholders may have received prior to such reinstatement.

(b)           If any Term Loan Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of Term Loan Obligations (a “Term Loan Recovery”), then such Term Loan Claimholders shall be entitled to a reinstatement of Term Loan Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply from and after the date of such turn over, disgorgement or other payment with respect to any such Term Loan Recovery.  If this Agreement shall have been terminated prior to such Term Loan Recovery, this Agreement shall be reinstated from and after the date of such turn over, disgorgement or other payment in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the Term Loan Cap was decreased in connection with such payment of the Term Loan Obligations, the Term Loan Cap shall be increased to such extent. No such reinstatement shall in any event require the ABL Agent or the ABL Claimholders to pay over to the Term Agent or the Term Loan Claimholders any amounts which the ABL Agent or the ABL Claimholders may have received prior to such reinstatement.

6.8           Plan of Reorganization.

(a)           If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Term Loan Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Loan Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. Nothing contained herein shall require the Term Loan Claimholders to turn over to any ABL Claimholders any securities of the reorganized Grantor which such Term Loan Claimholders may receive as part of the plan of reorganization; such securities shall remain the sole property of the Term Loan Claimholders.

(b)           Neither the ABL Claimholders nor the Term Loan Claimholders shall propose or support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement.

SECTION 7.   Reliance; Waivers; Etc.

7.1           Reliance.  Other than any reliance on the terms of this Agreement, ABL Agent acknowledges that it and such ABL Claimholders have, independently and without reliance on Term Agent or any Term Loan Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such ABL Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Agreement or this Agreement.  Term Agent acknowledges that it and Term Loan Claimholders have, independently and without reliance on ABL Agent or any ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.

7.2           No Warranties or Liability.  ABL Agent acknowledges and agrees that each of Term Agent and Term Loan Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Term Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Term Agent acknowledges and agrees that ABL Agent and ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the ABL Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Term Agent and

Term Loan Claimholders shall have no duty to ABL Agent or any ABL Claimholders, and ABL Agent and ABL Claimholders shall have no duty to Term Agent or any Term Loan Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Loan Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3           No Waiver of Lien Priorities.

(a)           No Prejudice or Impairment.

(i)           No right of ABL Claimholders, ABL Agent or any of them to enforce any provision of this Agreement or any ABL Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any ABL Claimholder or ABL Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the ABL Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which ABL Agent or ABL Claimholders, or any of them, may have or be otherwise charged with.

(ii)           No right of Term Loan Claimholders, Term Agent or any of them to enforce any provision of this Agreement or any Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any Term Loan Claimholder or Term Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Term Loan Documents or any of the ABL Loan Documents, regardless of any knowledge thereof which Term Agent or Term Loan Claimholders, or any of them, may have or be otherwise charged with.

(b)           Permitted Actions.

(i)           Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of Grantors under the ABL Loan Documents and subject to the provisions of this Agreement), ABL Claimholders, ABL Agent and any of them may, at any time and from time to time in accordance with the ABL Loan Documents and/or applicable law, without the consent of, or notice to, Term Agent or any Term Loan Claimholders, without incurring any liabilities to Term Agent or any Term Loan Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Term Agent or any Term Loan Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Term Agent:

(1)           Subject to Section 5.3(a), change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the ABL Obligations or any Lien on any ABL Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by ABL Agent or any ABL Claimholders, the ABL Obligations, or any of the ABL Loan Documents;;

(2)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the ABL Collateral or any liability of any Grantor to ABL Claimholders or ABL Agent, or any liability incurred directly or indirectly in respect thereof;

(3)           settle or compromise any ABL Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the ABL Obligations) in any manner or order; and

(4)           exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any ABL Collateral and any security and any guarantor or any liability of any ABL Grantor to ABL Claimholders or any liability incurred directly or indirectly in respect thereof.

(ii)           Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of Grantors under the Term Loan Documents and subject to the provisions of this Agreement, Term Loan Claimholders, Term Agent and any of them may, at any time and from time to time in accordance with the Term Loan Documents and/or applicable law, without the consent of, or notice to, ABL Agent or any ABL Claimholders, without incurring any liabilities to ABL Agent or any ABL Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of ABL Agent or any ABL Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of ABL Agent:

(1)           Subject to Section 5.3(b), change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Term Loan Obligations or any Lien on any Term Loan Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Term Loan Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by Term Agent or any Term Loan Claimholders, the Term Loan Obligations, or any of the Term Loan Documents;

(2)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Term Loan Collateral or any liability of any Grantor to Term Loan Claimholders or ABL Agent, or any liability incurred directly or indirectly in respect thereof;

(3)           settle or compromise any Term Loan Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Term Loan Obligations) in any manner or order; and

(4)           exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any Term Loan Collateral and any security and any guarantor or any liability of any Grantor to Term Loan Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)           No Liability.

(i)           Except as otherwise provided herein, Term Agent also agrees that ABL Claimholders and ABL Agent shall have no liability to Term Agent or any Term Loan Claimholders, and Term Agent hereby waives any claim against any ABL Claimholder or ABL Agent, arising out of any and all actions which ABL Claimholders or ABL Agent may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(1)           the ABL Loan Documents;

(2)           the collection of the ABL Obligations; or

(3)           the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any ABL Collateral.  Term Agent agrees that ABL Claimholders and ABL Agent have no duty to them in respect of the maintenance or preservation of the ABL Collateral, the ABL Obligations, or otherwise.

(ii)           Except as otherwise provided herein, ABL Agent also agrees that Term Loan Claimholders and Term Agent shall have no liability to ABL Agent or any ABL Claimholders, and ABL Agent hereby waives any claim against any Term Loan Claimholder or Term Agent, arising out of any and all actions which Term Loan Claimholders or Term Agent may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(1)           the Term Loan Documents;

(2)           the collection of the Term Loan Obligations; or

(3)           the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any Term Loan Collateral.  ABL Agent agrees that Term Loan Claimholders and Term Agent have no duty to them in respect of the maintenance or preservation of the Term Loan Collateral, the Term Loan Obligations, or otherwise.

(d)           No Marshalling.

(i)           Until the Discharge of ABL Priority Obligations, Term Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

(ii)           Until Discharge of Term Loan Priority Obligations, ABL Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4           Obligations Unconditional.  For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of ABL Agent and ABL Claimholders and Term Agent and Term Loan Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any ABL Loan Documents or any Term Loan Documents;

(b)           except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Loan Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Term Loan Document;

(c)           except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Loan Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of ABL Agent, the ABL Obligations, any ABL Claimholder, Term Agent, the Term Loan Obligations or any Term Loan Claimholder in respect of this Agreement.

SECTION 8.   Representations and Warranties.

8.1           Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)           Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)           This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)           The execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.

8.2           Representations and Warranties of Each Agent.

ABL Agent and Term Agent each represents and warrants to the other that it has been authorized by ABL Lenders or Term Lenders, as applicable, under the ABL Loan Agreement or the Term Loan Agreement, as applicable, to enter into this Agreement and that each of the agreements, covenants, waivers, and other provisions hereof is valid, binding, and enforceable against the ABL Lenders or Term Lenders, as applicable, as fully as if they were parties hereto.

SECTION 9.   Miscellaneous.

9.1           Conflicts.

In the event of any conflict between the provisions of this Agreement and the provisions of any of the ABL Loan Documents or any of the Term Loan Documents, the provisions of this Agreement shall govern and control.

9.2           Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the Claimholders may continue, at any time and without notice to the other Agent or any other Claimholder, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting Priority Obligations in reliance hereof.  Each Agent hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or agent for such Grantor in any Insolvency Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)           with respect to ABL Agent, ABL Claimholders, and the ABL Obligations, on the date that the ABL Obligations are paid in full as set forth in the ABL Loan Agreement; and

(b)           with respect to Term Agent, Term Loan Claimholders, and the Term Loan Obligations, on the date that the Term Loan Obligations are paid in full.

9.3           Amendments; Waivers.  No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

9.4           Information Concerning Financial Condition of the Parent and its Subsidiaries.  ABL Agent and ABL Claimholders, on the one hand, and Term Loan Claimholders and Term Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Parent and its subsidiaries and all endorsers and/or guarantors of the ABL Obligations or the Term Loan Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations.  ABL Agent and ABL Claimholders shall have no duty to advise Term Agent or any Term Loan Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  Term Agent and Term Loan Claimholders shall have no duty to advise ABL Agent or any ABL Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event either Agent or any of its Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the other Agent or any of its Claimholder, it or they shall be under no obligation:

(a)           to make, and such Agent and its Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b)           to provide any additional information or to provide any such information on any subsequent occasion;

(c)           to undertake any investigation; or

(d)           to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5           Appraisals and Field Examinations.  The ABL Agent and Term Agent shall each promptly provide to the other copies of all collateral reports, appraisals, results of field examinations, results of internal audits, physical inventories and Borrowing Base Certificates that it receives.

9.6           Subrogation.  With respect to any payments or distributions in cash, property, or other assets that any Term Loan Claimholders or Term Agent pays over to ABL Agent or ABL Claimholders under the terms of this Agreement, Term Loan Claimholders and Term Agent shall be subrogated to the rights of ABL Agent and ABL Claimholders; provided, however, that, Term Agent hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of all ABL Priority Obligations has occurred.  Any payments or distributions in cash, property or other assets received by Term Agent or Term Loan Claimholders that are paid over to ABL Agent or ABL Claimholders pursuant to this Agreement shall not reduce any of the Term Loan Obligations.

9.7           SUBMISSION TO JURISDICTION; WAIVERS.

(a)           ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i)           ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS;

(ii)           WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii)           AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.8; AND

(iv)           AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)           EACH OF THE PARTIES HERETO (INCLUDING THE PARENT ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS

WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.7(b) AND EXECUTED BY THE PARTIES, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.8           Notices.  All notices to Term Loan Claimholders and ABL Claimholders permitted or required under this Agreement shall also be sent to Term Agent and ABL Agent, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as may be designated by such party in a written notice pursuant to this Section 9.8 to all of the other parties.

9.9           Further Assurances.  ABL Agent and Term Agent each agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as ABL Agent or Term Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of Borrowers.

9.10          APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.11          Binding on Successors and Assigns.  This Agreement shall be binding upon ABL Agent, ABL Claimholders, Term Agent, Term Loan Claimholders, and their respective successors and assigns.

9.12          Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.13          Entire Agreement.    This Agreement constitute the entire agreement among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

9.14          Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.15          No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of ABL Claimholders and Term Loan Claimholders.  In no event shall any Grantor be a third party beneficiary of this Agreement.

9.16          Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of ABL Agent and ABL Claimholders on the one hand and Term Agent and Term Loan Claimholders on the other hand.  No Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof.  Nothing in this Agreement shall impair, as between Grantors and ABL Agent and ABL Claimholders, or as between Grantors and Term Agent and Term Loan Claimholders, the obligations of Grantors to pay principal, interest, fees and other amounts as provided in the ABL Loan Documents and the Term Loan Documents, respectively.

9.17          Costs and Attorneys Fees.  In the event it becomes necessary for ABL Agent, any ABL Claimholder, Term Agent, or any Term Loan Claimholder to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as ABL Agent
By:	/s/ Matthew R. Van Steenhuyse
Name:	Matthew R. Van Steenhuyse
Title:	Senior Vice President

Intercreditor Agreement

GA CAPITAL, LLC, as Term Agent
By:	/s/ David Storer
Name:	David Storer
Title:	Director

Intercreditor Agreement

ACKNOWLEDGMENT

The Parent and each of the Parent’s undersigned Subsidiaries each hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement and consent thereto, agree to recognize all rights granted thereby to ABL Agent, ABL Claimholders, Term Agent, and Term Loan Claimholders, and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein.  The Parent and each of the Parent’s undersigned Subsidiaries each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the foregoing Intercreditor Agreement.

[signature pages follow]

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

CONN’S, INC., a Delaware corporation
By:	/s/ Michael J. Poppe
Name:	Michael J. Poppe
Title:	Executive Vice President and Chief Financial Officer

CONN APPLIANCES, INC., a Texas corporation
By:	/s/ Michael J. Poppe
Name:	Michael J. Poppe
Title:	Chief Financial Officer

CONN CREDIT I, LP, a Texas limited partnership
By:	/s/ Michael J. Poppe
Name:	Michael J. Poppe
Title:	Chief Financial Officer

CONN CREDIT CORPORATION, INC., a Texas corporation
By:	/s/ Michael J. Poppe
Name:	Michael J. Poppe
Title:	Chief Financial Officer

CAI CREDIT INSURANCE AGENCY, INC., a Louisiana corporation
By:	/s/ Michael J. Poppe
Name:	Michael J. Poppe
Title:	Chief Financial Officer

Acknowledgment

CAI HOLDING CO., a Delaware corporation
By:	/s/ Michael J. Poppe
Name:	Michael J. Poppe
Title:	Chief Financial Officer

CONN LENDING, LLC, a Delaware limited liability company
By:	/s/ Mary Stawikey
Name:	Mary Stawikey
Title:	President and Secretary

CAIAIR, INC., a Delaware corporation
By:	/s/ Michael J. Poppe
Name:	Michael J. Poppe
Title:	Chief Financial Officer and Treasurer

Acknowledgment